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                                                                   EXHIBIT 10.12

                              CONSULTING AGREEMENT

Agreement dated and effective as of June 20, 2003, between Electro-Optical Sciences, a Delaware corporation with its office at 1 Bridge Street, Suite 15, Irvington, New York 10533 ("EOS" or the "Company") and Breaux Castleman, with an address at , California ("Consultant"), hereinafter referred to as the "Agreement."

EOS and Consultant hereby agree as follows:

1     The term of this agreement shall be two years.

2 EOS will grant Consultant a stock award by executing contemporaneously with this Agreement a Restricted Stock Purchase Agreement substantially in the form of Exhibit A hereto. the award will allow Consultant to purchase 150,000 shares of EOS common stock @ $0.23 / share, 75,000 shares of which will vest immediately, and the remaining 75,000 shares of which will vest after 1 year of service.

3 Services will be provided as the Chief Executive Officer shall direct and as Consultant shall reasonably find acceptable, within his areas of expertise. Consultant shall report to the Chief Executive Officer, with ultimate responsibility to the Board of Directors. For these services, Consultant will receive $8,000 per month, plus reasonable travel expenses.

4 Consultant is not and shall not become the agent of EOS, and has and shall have no authority, express or implied, to act as an agent of EOS or to enter into any agreement or take any action on behalf of EOS. Nothing contained herein shall constitute an employment agreement. Nothing contained herein is intended to restrict Consultant's ability to provide services to others.

5 Consultant shall continue to be obligated under the confidentiality agreement previously entered into, and Consultant shall execute the standard EOS invention disclosure agreement, a copy of which is attached as Exhibit B hereto. Termination of this agreement shall not affect Consultant's obligations under these agreements.

6 This agreement is to be governed by the substantive laws of the State of New York without regard to any provisions relating to the conflict of laws.

Electro-Optical Sciences, Inc:         Consultant: Breaux Castleman

By: /s/ William R. Bronner                 Signature: /s/Breaux Castleman
Its: Vice President